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                                                                 EXHIBIT 21.1

     The following is a list of the subsidiaries of The First Marblehead Corporation, all of which are directly or indirectly wholly owned.


NAME OF SUBSIDIARY                                JURISDICTION OF INCORPORATION
------------------                                -----------------------------

First Marblehead Data Services, Inc.              Massachusetts
First Marblehead Education Resources, Inc.        Delaware
GATE Holdings, Inc.                               Delaware
TERI Marketing Services, Inc.                     Delaware